Exhibit 3.17

FORM BCA-47	Date Paid 1-27-82

Initial License Fee $ .50

Franchise Tax $ 37.50

ARTICLES OF INCORPORATION         Filing Fee $

TO: ALAN J. DIXON, Secretary of State Clerk                         /s/

The name and address of the incorporators are as follows:

Name	Number	Street	Citi,	State	Zit) Code
Robert C. Wilson	Sixth Floor Harrisburg National Bank Bldg.		Harrisburg	IL	62946

The above named incorporators, being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation hereby incorporated is:             ARCLAR COMPANY

ARTICLE TWO

The name and address of the initial registered agent and registered office are:

Registered agent                                 Robert C. Wilson

Registered office                         Sixth Floor, Harrisburg National Bank Bldg.

City, Zip code, County                                 Harrisburg,                         Illinois             62946 Saline

ARTICLE THREE

The duration of the corporation is X perpetual OR                                 year

ARTICLE FOUR

The purposes for which the corporation is organized are:

Buy, sell, lease and develop real estate. Engage in mining, exploration, drilling and development of mineral deposits. Buy, sell, lease and construct machinery and equipment for mining.

ARTICLE FIVE

Paragraph 1: The class, number of shares, the par value, if any, of each class which the corporation is authorized to issue, the number the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

Class	Series	Par or no par	Number of shares authorized	Number of shares to be issued	Total Consideration to be received therefore
	Common N/A	No Par	1.000	100	1,000.00

				Total	$1,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class a:

N/A

ARTICLE SIX

The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

ARTICLE SEVEN

The number of directors to be elected at the first meeting of the shareholders is 5.

ARTICLE EIGHT

Paragraph 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be

Paragraph 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $

Paragraph 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $

Paragraph 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $                        .

NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporators elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus, then the information called for in Article Eight need not be stated. The basis for computation of franchise taxes payable by domestic corporations is set forth in Section 132 of the Business Corporation Act.

Signature of Incorporators

/s/ Robert C. Wilson

Robert C. Wilson

As an incorporator, I declare that this document has be examined by me and is, to the best of my knowledge and belief, true, correct and complete.

RETURN TO:

Corporation Department

Secretary of State

Springfield, Illinois 62756

Telephone (217) 71124880

File Number                 5263-245-5

Whereas,

ARTICLES OF MERGER OF

ARCLAR COMPANY

INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

File # 5263-245
Remit payment in check or Money Order, payable to “Secretary of State”:	JIM EDGAR Secretary of State State of Illinois	This Space for Use By Secretary of State
DO NOT SEND CASH!	ARTICLES OF MERGER, CONSOUDATION, EXCHANGE	Date 12-28-89
Mins Fee is $104 but if merger or con- solidation of more than 2 corporations $50 for each additional corporation.	FILED DEC 28, 1989	Filing Fee $150.000 Clerk [ILLEGIBLE]

JIM EDGAR

Secretary of State

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned corporation hereby adopt(s) the following Articles of Merger, Consolidation or Exchange. (Strike Inapplicable words)

1. The names of the corporations proposing to	merge consolidate exchange shares	and the State or Country of their incorporation;
Name of Corporation		State or Country of Incorporation

Arclar Company		Illinois

Willard Q. Corp.		Illinois

Tek-Bar Industries. Inc.		Illinois

2.	The laws of the State or Country under which each corporation is incorporated permit such merger, consolidation or exchange.

3.	The name of the surviving corporation is Arclar Company and it shall be governed by the laws of Illinois.

1.	The plan of ~~consolidation~~ merger is as follows:

If not sufficient space to enter this point, add one or more sheets of this size

JAN 2 1990

5. The plan of merger ~~consolidation exchange~~ was approved, (a) as to each corporation not organized in Illinois in compliance with tho laws of the state under which organized, and (b) each Illinois corporation, as follows:

(Only “X” one bar for each corporation)

Name of Corporation

By the shareholders, a resolution

of the board of directors

having been duty adopted and

submitted to a vote at a

meetinp of shareholders. Not

less than care minimum number

of votes required by statute and

by the articles of Incorporation

voted in favor of the action taken.

(§ 11.20

By written consent of the
shareholders having not less
than the minimum number
of votes required by statute
and by the articles of
incorporation.
Shareholders who have not
consented in writing have
been given notice in
accordance with § 7.10. (§
	11.20)	By written consent of all of the share holders entitled to vote on the action, in accordance with § 7.10 & § 11.20

Arclar Company		X

Willard G. Corp.		X

Tek-Bar Industries		X

6. (Not applicable it surviving, new or acquiring corporation is an Illinois corporation)

It is agreed that, upon and after the filing of a certificate of merger, consolidation or exchange by the Secretary of State of the State of Illinois:

a.	The surviving, new or acquiring corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving, new or acquiring corporation.

b.	The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring corporation to accept service of process in any such proceeding, and

c.

The surviving, new, or acquiring corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of “The Business Corporation Act of 1953” of the State of Illinois with respect to the rights of dissenting shareholders,

7	(Complete this item if reporting a merger under S 11.30 —90% owner/ subsidiary provisions.)

a.	The number of outstanding shares of each ciass of each merging subsidiary (denomination and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

Name of Corporation	Total Number of Shares	Number of Shares of Each Class
	Outstanding of Each Class	owned Immediately Prior to
Merger by the Parent Corporation
Number of

b.	The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging subsidiary corporation was , 19 Was written consent for the merger or written waiver of the 30 day period by the holders of all the outstanding shares of all subsidiary corporations received? 0 Yes 0 No

(If the answer is “No”: the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation.)

The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts staled herein are true,

Dated December 26, 1989		Arclar Company
attested by /s/ Elizabeth J. Franks	by	/s/ Willard G. Franks
(Elizabeth J. Franks, Secretary)		Willard G. Franks, President

PLAN AND AGREEMENT OF MERGER

This Plan and Agreement of Merger dated December 27, 1989, between Willard G. Corp., a corporation duly organized and existing under laws of State of Illinois, Tek-Bar Industries, Inc, a corporation duly organized and existing under the laws of the State of Illinois, aad Arclar Company (hereinafter sometimes referred to as the “surviving corporation”), a corporation duly organized and existing under laws of the State of Illinois, both hereinafter sometimes called “constituent companies” or “constituent corporations”,

WITNESSETH:

WHEREAS, the authorized capital stock of Willard G. Corp. consists of 1,000 shares of common stock, without par value, of which 100 shares are now issued and outstanding and owned by Willard G. Franks and Elizabeth J. Franks as tenants in common; and

WHEREAS, the authorized capital stock of Teas- Bar Industries, Inc. consists ,r)f 1,000 shares of common stock, without par value, of which 100 shares are now issued and outstanding and owned by

Thomas W. Franks	40
Kimberly Franks Matthews	40
Danny W. Bailey	10
George J. Pearson	5
Robert C. Wilson	5

WHEREAS, the authorized capital stock of Arclar Company consists of 1,000 shares of common stock, without par value, of which 100 shares are now issued and outstanding and owned by Willard G. Franks and Elizabeth J. Franks as joint tenants with rights of survivorship; and

WHEREAS, the board of directors of eaeh of the constituent corporations deem it advisable and to the advantage and welfare of such corporations and their respective stockholders that Willard G. Corp. and Tek-Bar Industries, Inc. be merged into Arclar Company, pursuant to the terms and conditions hereinafter set forth, for reasons, not limited to, but including the following:

1. To permit the merger and simplification of bookkeeping for the constituent companies;

2. To permit the merger and simplification of accounting for the constituent companies;

3. To permit the merger and simplification of tax reporting functions for the constituent companies;

4. To permit the merger and simplification, of maintenance of business records of the constituent companies;

5. To permit the merger and simplification of administration of the constituent companies; and

6. To permit the simplification and improvement of the financial statements of the constituent companies, which will aid in favorable presentation to lenders and creditors.

NOW, THEREFORE, the parties to this agreement, in consideration of the mutual agreements and provisions herein contained, in accordance with the applicable provisions of the laws of the State of Illinois agree that Willard G. Corp. and Tek-Bar Industries, Inc. shall be merged into Arclar Company, and agree on and prescribe the terms and conditions of such merger, plan or mode of carrying the same into effect, as follows:

Section I

Willard G. Corp., Tek-Bar Industries, Inc. and Arclar Company shall be merged into a single corporation by Willard G. Corp. and Tek-Bar Industries Inc. merging into Arclar Company, which shall be the surviving corporation.

Section II

The Certificate of Incorporation of Arclar Company is hereby amended to increase the authorized shares to 100,000 shares.

Section III

The manner of converting capital stock of the constituent corporations into capital stock of the surviving corporation shall be as follows:

a. As of the effective date of the merger, the 100 shares of issued and outstanding stock without par value of Willard G. Corp. owned by Willard G. Franks and Elizabeth J. Franks as tenants in common will be converted into 74,900 shares of issued and outstanding common stock, without par value of Arclar Company to be owned by Willard G. Franks and Elizabeth J. Franks as tenants in common. Upon such conversation the 100 shares of issued and outstanding stock without par value, of Willard G. Corp. will be cancelled.

b. As of the effective date of the merger, the 100 shares of issued and outstanding stock, without par value of Tek-Bat Industries, Inc. owned by the following individuals will be convertec into the following shares of issued and outstanding common stock without par value of Arclar Company to be owned by the following individuals:

Name	Shares of Stock of Tek-Bar Industries j. Inc.	Shares of Stock of Arclar Company
Thomas W. Franks	40	10,000
Kimberly F. Matthews	40	10,000
Danny W. Bailey	10	2,500
George J. Pearson	5	1,250
Robert C. Wilson	5	1,250

c. As of the effective date of the merger, the 100 shares of issued and outstanding common stock, without par value of Arclar Company owned by Willard G. Franks and Elizabeth J. Franks will continue to be issued and outstanding.

Section IV

Other terms and conditions of the merger are as follows:

a. Until amended or repealed, the bylaws of Arclar Company, as in effect on the effective date of the merger, shall be the bylaws of the surviving corporation.

b. The board of directors, and the members thereof, and the officers, of Arclar Company immediately prior to the effective date of merger shall be and constitute the board of directors, and the members thereof, and the officers of the surviving corporation.

Section V

Upon the effective date of merger, the separate existence of Willard G. Corp. shall cease, except to the extent provided by the laws of the State of Illinois in the case of a corporation after its merger into another corporation. Upon the effective date of merger, the separate existence of Tek-Bar Industries, Inc. shall cease, except to the extent provided by the laws of the State of Illinois in the case of a corporation after its merger into another corporation.

Arclar Company, the surviving corporation, shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of such constituent corporations, and all the rights, privileges, powers and franchises of each of the constituent corporations, and all property, rights, privileges, powers and franchises, and every other interest shall be thereafter as effectually the property of the surviving corporation as they were of the several constituent corporations, and the title to any real estate vested by deed or otherwise in any of such constituent corporations shall not revert or be in any way impaired by reason of this merger, provided that all rights of creditors and all liens upon any property of any of such constituent corporations shall be preserved unimpaired, and all debts, liabilities and duties of each of such constituent corporations, whether evidenced by indentures or otherwise, shall thenceforth attach to the surviving corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

If at any time the surviving corporation shall consider that any further assignments or assurances in the law or any things are necessary or desirable to vest in the surviving corporation, according to the terms hereof, the title to any property, rights, privileges, or franchises of any of the constituent corporations, the parties to this agreement, the proper officers, and the directors of such constituent corporations shall and will execute and make all such proper assignments and assurances in the law and do all things necessary or proper to vest in and confirm to the surviving corporation title to and possession of all such property, rights, privileges and franchises, and otherwise to carry out the purposes of this agreement.

Without limiting the generality of the foregoing and unless and until otherwise determined by the board of directors of the surviving corporation, all pension and retirement plans, salary adjustment and incentive compensation plans, and all other plans, agreements or arrangements of the constituent corporations relating to their respective employees in force at the effective date of the merger, shall be effective in respect of the surviving corporation in the same manner as if adopted, contracted or made by it, and shall be applicable to persons who would have been covered thereby in the absence of this merger.

Section VI

This Plan and Agreement of Merger may be modified or terminated and the merger hereby provided for abandoned by mutual consent of the boards of directors of Willard G. Corp., Tek-Bar Industries, Inc., and Arclar Company at any time prior to the effective date of the Merger.

Section VII

The merger shall take effect on January 1, 1990 or when so provided by the applicable laws of the State of Illinois. The date is sometimes herein called the “effective date of the merger.”

IN WITNESS WHEREOF, each of constituent corporate parties to this agreement has caused this agreement to be signed by its board of directors and its corporate seal to be hereunto affixed, all as of the day and year first above written.

The shareholders and directors of Willard G. Corp.

/s/ Willard G. Franks

/s/ Elizabeth J. Franks

Willard G. Corp.

	By:	/s/ Willard G. Franks
Willard G. Franks, President

Attest:

/s/ Elizabeth J. Franks
Elizabeth J. Franks, Secretary
The shareholders and directors of Tek-Bar Industries Inc.

SEAL

/s/ Thomas W. Franks
Thomas W. Franks

/s/ Kimberly F. Matthews
Kimberly Matthew

/s/ Danny W. Bailey
Danny W. Bailey

/s/ Robert C. Wilson
Robert C. Wilson

Tek-Bar Industries, Inc.,

		By:	/s/ Thomas W. Franks
Thomas W. Franks, President

The shareholders and directors of Arclar Company

/s/ Willard G. Franks
Willard G. Franks

/s/ Elizabeth J. Franks
Elizabeth J. Franks

SEAL	ARCLAR COMPANY

	By:	/s/ Willard G. Franks
Willard G. Franks, President

Attest:

                             /s/ Elizabeth J. Franks

                    Elizabeth J. Franks, Secretary

The foregoing Plan and Agreement of Merger, having been duly executed by the directors of Willard G. Corp., Tek-Bar Industries, Inc. and Aralar Company, respectively, under the corporate seals of the respective corporations, and the said Plan and Agreement of Merger having been duly approved or adopted by the Boards of Directors, and duly approved or adopted by the stockholders of each of said corporations in the manner provided by the laws of the respective states of incorporation, the Chairman of the Board and the President and the Secretary of said corporations do now execute this Plan and

Agreement of Merger, under the respective seals of said corportions by the authority of the directors and stockholders of each, as the act, deed and agreement of each of said corporations on this 27th day of December, 1989

Willard G. Corp

By:	/s/ Willard G. Franks
Willard G. Franks, President

By:	/s/ Elizabeth J. Franks
Elizabeth J. Franks, Secretary

Tek-Bar Industries, Inc.

By:	/s/ Thomas W. Franks
Thomas W. Franks, President

By:	/s/ George J. Pearson
George J. Pearson, Secretary

Arclar Company

By:	/s/ Willard G. Franks
Willard G. Franks, President

By:	/s/ Elizabeth J. Franks
Elizabeth J. Franks, Secretary

    State of Illinois)

                          ss.

 County of Saline)

Personally appeared before me, a notary public in and for the county and state aforesaid, Willard G. Franks, President, and Elizabeth J. Franks, Secretary of Willard G. Corp., an Illinois Corporation, with whom I am personally acquainted, and who acknowledged that they executed the foregoing Plan and Agreement of Merger on behalf of Willard G. Corp., pursuant to authority duly granted by its Board of Directors.

Witness my hand and official seal, at office in the county and state aforesaid, this 27th day of December, 1989.

/s/
Notary Public.

/s/
Printed Name of Notary Public
My Commission Expires:

Personally appeared before me, a notary public in and for the county and state aforesaid, Thomas W. Franks, President, and George J. Pearson, Secretary of Tek-Bar Industries, Inc., an Illinois Corporation, with whom I am personally acquainted, and who acknowledged that they executed the foregoing Plan and Agreement of Merger on behalf of Tek-Bar Industries, Inc., pursuant to authority duly granted h its Board of Directors.

Witness my hand and official seal, at office in the county and state aforesaid, this 27th day of December, 1989.,

My Commission Expires:	Notary Public	[ILLEGIBLE]
Printed Name of Notary Pu lie
/s/

State
of Illinois)

County of Saline)

Personally appeared before me, a notary public in and for the county and state aforesaid, Willard G. Franks, President, and Elizabeth J. Franks, Secretary of Arclar Company, an Illinois Corporation, with whom I am personally acquainted, and who acknowledged that they executed the foregoing Plan and Agreement of Merger on behalf of Arclar Company, pursuant to authority duly granted by its Board of Directors.

Witness my hand and official seal, at office in the county and state aforesaid, this 27th day of December, 1989.

My Commission Expires:	Notary Public
3-15-90	Printed Name of Notary Public

Form BCA.10/5.20 (Rev. Jan. 1995)	ARTICLES OF AMENDMENT

George H. Ryan

Secretary of State

Department of Business Services

Springfield, IL 62756

Telephone (217) 782-1832

Remit payment in check or money

order, payable to “Secretary of State”

The filing fee for articles of

amendment - $25.00

	GEORGE H. RYAN SECRETARY OF STATE	Franchise Tax $ Filing Fee $ Penalty

1.	CORPORATE NAME, Arclar Company

2.	MANNER OF ADOPTION OF AMENDMEN The following amendment of the Articles of ncorporation was adapted on DECEMBER 8 1998 in the manner indicated below, ( X one box only)

	By a majority of the incorporators, provided n directors were named in the articles of incorporation and no directon have been elected;	(Note 2)

	By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;	(Note 2)

	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;	(Note 3)

X By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders, At a meeting of shareholders, not less than the minimum number of
	of votes required by statute and by the article Incorporation were voted in favor of the amendment;	(Note 4)

By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the sharehol A consent In writing has bean signed by shareholders having not ess than the minimum number of votes req red by statute and by the articles of incorporation. Shareholders
	who have not consented in writing have been g ven notice in accordance with Section 7.10;	(Notes 4 & 5)

By the shareholders, in accordance with Section 1 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

(Note 5)
3.	TEXT OF AMENDMENT:

a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article 1: The new name of the corporation is:

Big Ridge, Inc. (NEW NAME)	EXPEDITED
DEC 17 1998
SECRETARY, OF STATE

Text of Amendent

b. (If amendment affects the corporate purpose, the amand purpose Is required to be set forth in its entirety. If the Is not sufficient space to do so, add one or more sheets f this size.)

All changes other than name, include on page 2 (over)

4.	The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued share or a reduction of the number of authorized shares of any class below the number of Issued shares of that cies provided for or effected by this amendment, is as follows: (If not applicable, insert No change, no change

5.	(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of then accounts) is as follows: (If not applicable, insert “No change”) no change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equi to the total of these accounts) as changed by this amendment is as follows: (lf not applicable, insert “No change”

Paid-in Capital	Before Amendment	After Amendment
		$	__________________

(Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

5.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirm:. under penalties of perjury, that the facts stated herein are true.

Dated [ILLEGIBLE]			(Exact Name of Corporation of date of execution)
attested by	[ILLEGIBLE]	by	[ILLEGIBLE]
	(Signature of Secretary or Assistant Secretary) Michael Mitchell, Secretary		(Signature of President or Vice president) Type or Print Name and Title
(Type or Print Name and Title)

7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated_______________________1998

                                         [ILLEGIBLE]

FORM BCA 5.10/5.20 (rev. Dec. 2003) STATEMENT OF CHANGE OF REGISTERED AGENT AND/OR REGISTERED OFFICE

Business Corporation Act

Jesse White, Secretary of Stale Department of Business Services 501 S. Second St., Rm. 328 Springfield, IL 62756

217-782-7808

www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

FILE MAR 16 2010	JESSE WHITE SECRETARY OF STATE

                                                     File # 52632455

Filing Fee: $25 Approved:

            Submit in duplicate             Type or Print clearly in black ink             Do not write above this line

B    I    G                 R    I    D    G    E,                  I    N    C.

1.	Corporate Name:

2.	State or Country of Incorporation: ILLINOIS

3.	Name and Address of Registered Agent and Registered Office as they appear on the records of the Office of the Secretary of State (before change):

Registered Agent•	C T CORPORATION SYSTEM

Registered Office	First Name	Middle Name	Last Name
	208 SO LASALLE STREET		SUITE 814
	Number	Street	Suite # (P.O. Box alone is unacceptable)

	CHICAGO	60604	COOK

	City	ZIP Code	County

4.	Name and Address of Registered Agent and Registered Office shall be (after all changes herein reported): Registered Agent: ILLINOIS CORPORATION SERVICE COMPANY

Registered Office	First Name	Middle Name	Last Name
801 ADLAI STEVENSON DRIVE

	Number	Street	Suite # (P.O. Box alone is unacceptable)

	SPRINGFIELD	62703	SANGAMON

	City	ZIP Code	County

5.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6.	The above change was authorized by: (“X” one box only)

a.	44 Resolution duly adopted by the board of directors. (See Note 5 on reverse.)

b.	D Action of the registered agent. (See Note 6 on reverse.)

SEE REVERSE FOR SIGNATURE(S).

7.	If authorized by the board of directors, sign here. (See Note 5 below.)

The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated ,

M    A    R    C    H          1    2                         2010

Month & Day	Year Exact Name of Corporation	Big Ridge, Inc.

Any Authorized Officer Signature
BLANCA LOZADA, ATTORNEY IN FACT
Name and Title (type or print)

If change of registered office by registered agent, sign here. (See Note 6 below.)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true and correct.

Dated
Month & Day	Year	Signature of Registered Agent of Record

Name (type or print) If Registered Agent is a corporation, Name and Title of officer who is signing on its behalf.

NOTES

1.	The registered office may, but need not be, the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.

2.	The registered office must include a street or road address (P.O. Box alone is unacceptable).

3.	A corporation cannot act as its own registered agent.

4.	If the registered office is changed from one county to another, the corporation must file with the Recorder of Deeds of the new county a certified copy of the Articles of Incorporation and a certified copy of the Statement of Change of Registered Office. Such certified copies may be obtained ONLY from the Secretary of State.

5.	Any change of registered agent must be by resolution adopted by the board of directors. This statement must be signed by a duly authorized officer.

6.	The registered agent may report a change of the registered office of the corporation for which he/she is a registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.

STATE OF MISSOURI )

CITY OF ST. LOUIS )

POWER OF ATTORNEY

NOTICE IS HEREBY GIVEN THAT Kenneth L. Wagner, the Vice President of Peabody Energy Corporation (“the Company”), a Corporation established under the laws of Delaware, and of the subsidiary entities shown on the list appended hereto, does hereby appoint Blanca Lozada and Elizabeth A. Dawson attorneys-in-fact for the Company and for the subsidiary entities, to act for the Company and for the subsidiary entities and in the name of the Company and of the subsidiary entities for the limited purposes authorized herein.

The Company and the subsidiary entities, having taken all necessary steps to authorize the changes and the establishment of this Power of Attorney, hereby grants its attorneys-in-fact the power to execute the documents necessary to change the Company’s and the subsidiary entities’ registered agent and registered office, or the agent and office of similar import, in any jurisdiction.

In the execution of any documents necessary for the purposes set forth herein, Blanca Lozada shall exercise the power of Vice President and Elizabeth A. Dawson shall exercise the power of Secretary, or, in the case of entities having managers or other positions of authority rather than officers such as Vice President or Secretary, the named individuals shall act in such office and with such authority as is required to effect the changes herein contemplated.

This Power of Attorney expires upon the earlier to occur of (a) completion and filing of the documents necessary to effect the changes in registered agent and registered office addresses contemplated herein, or (b) six (6) months after the Effective Date set forth below. The Company may revoke this Power of Attorney at any time by notice to Bianca Lozada and Elizabeth A. Dawson.

IN WITNESS WHEREOF the undersigned has executed this Power of Attorney on this 26th day of February, 2010 (the “Effective Date”).

Subscribed and sworn to before me this 26th day of February, 2010.

PEABODY ENERGY CORPORATION

BY:	/s/ Kenneth Wagner
Kenneth Wagner Vice President

[ILLEGIBLE]